JEWETT
SCHWARTZ
WOLFE & ASSOCIATES

CERTIFIED PUBLIC ACCOUNTANTS

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement on Form F-1 of DJSP Enterprises, Inc. of our report dated March 31, 2009, relating to our audit of the balance sheet of Chardan 2008 China Acquisition Corp. as of December 31, 2009 and 2008 and the related statements of operations, changes in shareholders' equity, and cash flows from February 18, 2008 (inception) through December 31, 2009, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
June 3, 2010

NY836040.2
215831-10001

200 SOUTH PARK ROAD, SUITE 150 • HOLLYWOOD, FLORIDA 33021 • MAIN 954.922.5885 • FAX 954.922.5957 • WWW.JSW-CPA.COM
Member - American Institute of Certified Public Accountants • Florida Institute of Certified Public Accountants
Private Companies Practice Section of the AICPA • Registered with the Public Company Accounting Oversight Board of the SEC